UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2015

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St., Suite 300 Houston, Texas USA 77010	1 Berkeley Street Mayfair, London The United Kingdom W1J8DJ	Stationsplein 45 3013 AK Rotterdam The Netherlands
(Addresses of principal executive offices)

(713) 309-7200	+44 (0)20 7016 9527	+31 (0)10 275 5500
(Registrant’s telephone numbers, including area codes)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

On January 20, 2015, LyondellBasell Industries N.V. (the “Company”) announced changes to its executive leadership team, including the assumption of expanded roles for Timothy D. Roberts, Patrick D. Quarles and Kevin W. Brown. The Company also announced that its Supervisory Board has nominated Mr. Brown for election to the Management Board by shareholders at the 2015 Annual General Meeting.

Kevin W. Brown, 57, formerly Senior Vice President – Refining, has been promoted to Executive Vice President – Manufacturing and Refining, adding responsibility for all of the Company’s manufacturing sites worldwide to his current role as leader of the refining business, Global Engineering Services and Global Projects. Mr. Brown has served as Senior Vice President – Refining since 2009.

Patrick D. Quarles, 47, formerly Senior Vice President I&D, has been promoted to Executive Vice President – I&D, Supply Chain & Procurement, adding management of the Company’s supply chain and procurement functions to his current role as the business leader of the global I&D business. Since joining the Company, Mr. Quarles has served in roles of increasing responsibility and was appointed Senior Vice President – I&D in 2009. Mr. Quarles has been a member of the Company’s Management Board since April 2014.

Timothy D. Roberts, 53, formerly Executive Vice President – O&P Americas, is now Executive Vice President – Global O&P. Mr. Roberts joined the Company in June 2011 as the business leader of O&P Americas. Prior to joining the Company, Mr. Roberts served in executive positions at Chevron Phillips Chemical and as Chief Executive Officer of Americas Styrenics LLC, a joint venture between the Dow Chemical Company and Chevron Phillips from 2008 until 2011. In his new role, Mr. Roberts will have responsibility for the Company’s O&P business worldwide. Mr. Roberts has been a member of the Company’s Management Board since April 2014.

None of Messrs. Brown, Quarles or Roberts has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Executive Officer Compensation Arrangements

In connection with Mr. Roberts’ promotion, Mr. Roberts’ base salary was increased to $700,000, his annual cash bonus, or STI, target award was increased to 85% of his base salary and his annual equity incentive compensation, or LTI, target award was increased to 220% of his base salary. The base salary is effective January 26, 2015, and the STI and LTI award targets are effective for calendar year 2015.

Item 9.01 Financial Statements and Exhibits

99.1	Press Release dated January 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date:	January 20, 2015	By:	/s/ Craig B. Glidden
Craig B. Glidden
Executive Vice President

Exhibit Index

99.1	Press Release dated January 20, 2015